UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 20, 2011

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2011, Kodiak Oil & Gas Corp. (the “Company”) entered into a definitive purchase and sale agreement (the “Agreement”), by and among a private, unaffiliated oil and gas limited liability company (the “Seller”), the Company, and the Company’s wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (the “Buyer”), under which the Buyer has agreed to acquire from the Seller certain oil and gas leasehold and producing properties located in the State of North Dakota (the “Oil and Gas Properties”), and various other related permits, contracts, equipment, and other assets (together with the Oil and Gas Properties, the “Oil and Gas Assets”).  In addition, the Buyer has agreed under the Agreement to assume the Seller’s contract for a new build drilling rig (“Rig Contract”).  The effective date for the acquisition of the Oil and Gas Assets is April 1, 2011 (the “Effective Date”), with any purchase price adjustments to be calculated as of June 30, 2011.  The closing of the transaction is expected to take place on or before July 1, 2011, subject to the satisfaction of customary closing conditions.

The aggregate purchase price for the Oil and Gas Assets is $85.5 million, and the Buyer will also pay $2.5 million to the Seller as a reimbursement of the Seller’s $2.5 million cash deposit on the Rig Contract (collectively, the “Consideration”). The Consideration will be comprised of (i) 2,500,000 shares of the Company’s common stock (the “Parent Consideration Shares”), which shares are subject to equitable adjustment in the event of any stock split, subdivision, combination, reorganization or dividend involving the Company’s common stock prior to closing, and (ii) cash consideration in an amount equal to $88 million less the aggregate value of the Parent Consideration Shares.  The aggregate value of the Parent Consideration Shares shall be calculated based upon a price per share equal to the volume weighted average closing share price as reported by the NYSE Amex LLC for the five trading days prior to the closing date, with such price to be not less than $5.00 per share and not greater than $10.00 per share.  The Buyer expects to fund the cash portion of the purchase price through available cash balances and borrowings under its existing credit facilities.  The purchase price is subject to potential adjustments including, but not limited to, adjustments for certain title and environmental defects, if any, as well as customary adjustments to reflect the operation of the Oil and Gas Assets following the Effective Date and prior to the closing date.  In addition, properties may be withdrawn from the transaction, with appropriate adjustment to the purchase price as provided under the Agreement, under various circumstances as set forth in the Agreement, including, without limitation, due to certain title and environmental defects, if any, and the failure to procure any requisite preferential rights and consents.

Pursuant to the terms of the Agreement, the Company has agreed (i) to prepare and file with the Securities and Exchange Commission immediately following the closing date a prospectus in respect of its effective Form S-3ASR registration statement (File No. 333-173520) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”) for the benefit of the Seller to qualify the Parent Consideration Shares for resale under the Securities Act and (ii) to obtain on or before the closing date the approval of the NYSE Amex LLC with respect to the listing of the Parent Consideration Shares.

The Agreement contains customary representations and warranties and covenants by each of the Company, the Buyer and the Seller.  Among other things, during the period between the execution of the Agreement and the closing of the transaction, the Seller has agreed, subject to certain exceptions: (i) to allow the Buyer and its authorized representatives access to the Oil and Gas Assets and the records pertaining to the Oil and Gas Assets; (ii) to conduct its operations, including the operation of the Oil and Gas Assets, in the ordinary course; and (iii) to restrict certain activities.  The Buyer and the Seller also have agreed to enter into a transition services agreement at closing to allow for an orderly transition of operations.

The Agreement provides for certain termination rights, including, among others, the right to terminate: (i) by mutual written consent; (ii) if the closing shall not have occurred by August 1, 2011, unless due to certain breaches of the Agreement by the party seeking to terminate, or (iii) if any governmental authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting closing and such order or other action shall have become final and nonappealable.  If the Agreement is so terminated, all continuing obligations of the parties under the Agreement will terminate except for certain provisions surviving termination as set forth in the Agreement.  In lieu of exercising a right to termination provided under the Agreement, a party entitled to terminate shall also have the option to elect specific performance of the terms of the Agreement.

The Agreement provides each of the Company, the Buyer and the Seller certain indemnification rights, subject to certain time and monetary limitations as set forth in the Agreement, whereby (i) the Seller agrees to indemnify and hold the Company, the Buyer and their affiliates, and the officers, directors, employees and certain other agents and representatives thereof (the “Buyer Group”) harmless in connection with losses (as defined in the Agreement) arising from (a) certain excluded obligations or (b) breach of a representation, warranty, agreement or covenant on the part of the Seller contained in the Agreement or in the closing certificate to be delivered by Seller pursuant to the Agreement; and (ii) the Company and the Buyer agree to indemnify and hold the Seller and the Seller’s affiliates, and the officers, directors, employees and certain other agents and representatives thereof (the “Seller Group”), harmless in connection with losses (as defined in the Agreement) arising from (a) certain assumed obligations, (b) breach of a representation, warranty, agreement or covenant on the part of the Company or the Buyer contained in the Agreement, or (c) a third party claim associated with the Company’s filing of a prospectus under the Securities Act in respect of the Parent Consideration Shares.  The parties’ indemnification obligations survive the closing date for various prescribed periods of time as set forth in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011.

The shares of common stock issuable to the Seller under the Agreement have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the common stock in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth above, under Item 1.01 is incorporated herein by reference.  The issuance of shares of the Company’s common stock to the Seller upon consummation of the transactions described in Item 1.01 above will be made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Secretary, Treasurer and Chief Financial Officer

Date: May 26, 2011